Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

PROMISSORY NOTE

Issue Date: March 26, 2004

Maturity Date: March 31, 2006

$250,000.00	Number 1

Orlando, Florida

FOR VALUE RECEIVED, ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation (the “Maker”), promises to pay to Warren Kaplan Trust, or his, her or its registered assigns (the “Payee”), the principal sum of Two Hundred Fifty Thousand dollars ($250,000.00), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rate of six (6%) percent per annum. The unpaid principal balance and all accrued interest thereon is due and payable in full on March 31, 2006. The Maker may prepay this Note at any time without penalty or premium.

Upon the occurrence of an Event of Default, the entire unpaid principal balance hereunder and any accrued and unpaid interest thereon may be declared immediately due and payable without notice, demand, presentment or protest. The following shall constitute “Events of Default”

(a) If the Maker shall default in the payment of any part of the principal or interest of this Note when the same shall become due and payable, whether at maturity or at any other date fixed for payment;

(b) If the Maker makes an assignment for the benefit of creditors or is adjudicated bankrupt, or if a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors is filed by or against the Maker; or if the Maker applies for or permits the appointment of a receiver or trustee for any of its property or assets; or if any such receiver or trustee is appointed for any of its properties or assets, or if any of the above actions or proceedings are commenced by or against the Maker; or

(c) If the Maker is dissolved or liquidated.

If any of the foregoing Events of Default shall occur, the interest rate payable hereunder shall increase to the lower of (i) fifteen percent (15%) per annum or (ii) the highest rate of interest allowable under law and in any such event Payee may at any time (unless all defaults shall theretofore have been remedied) at Payee’s option, by written notice to the Maker, declare this Note to be due and payable in full. Upon mailing of such notice this Note shall immediately mature and become due and payable in full together with interest accrued hereon and Payee may execute Payee’s rights as set forth herein.

If one or more Events of Default shall occur and be continuing, and this Note shall be due and payable as set forth above and, subject to the terms hereof, Payee may proceed to protect and enforce Payee’s rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In the event of default, the Maker agrees to pay to Payee such further amount as shall be sufficient to cover the costs and expenses of collection, and all costs related to Payee’s enforcement of Payee’s rights under this Note, including, without limitation, reasonable attorneys’ fees and expenses whether or not a formal action is commenced. No right, power or remedy conferred hereby upon Payee shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise. No course of dealing and no delay on the part of Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Payee’s rights, powers and remedies.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of and be enforceable by Payee and Payee’s successors and assigns. This Note may not be modified or altered in any manner except by a signed writing. The failure of Payee at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by Payee of any condition of this Note or the breach of any provision hereof, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach. By accepting this Note, Payee agrees to be bound by the terms and conditions hereof.

Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Maker (if reasonably requested), or in case of such mutilation, upon surrender and cancellation of this Note, the Maker will issue a new note, or like tenor, in lieu, and dated the date, of such lost, stolen, destroyed or mutilated Note.

All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest than the highest permissible rate under applicable law in effect as of the date hereof, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the principal amount of the Note has been paid in full, shall be refunded to the Maker. This provision shall control every other provision of all agreements between the Maker and the Payee with respect to this indebtedness evidenced hereby.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as an instrument under seal by its duly authorized representative as of the day and year first above written.

WITNESS:	ACTION PRODUCTS INTERNATIONAL, INC.

/s/ ROBERT L. BURROWS	By:	/s/ RONALD S. KAPLAN
Robert L. Burrows		Ronald S. Kaplan
President and Chief Executive Officer

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